UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest	April 28, 2017
event reported):

              Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

           (414) 355-0400
(Registrant's telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company's 2017 Annual Meeting of Shareholders was held on April 28, 2017.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:
Election of Directors.  The shareholders of the Company elected each of the director nominees proposed by the Company's Board of Directors to serve until the 2018 Annual Meeting of Shareholders or until such nominee's successor is duly elected and qualified.  The following is a breakdown of the voting results:
DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Todd A. Adams	22,318,133	2,409,996	2,262,258
Thomas J. Fischer	22,863,787	1,864,342	2,262,258
Gale E. Klappa	23,338,687	1,389,442	2,262,258
Gail A. Lione	23,791,701	936,428	2,262,258
Richard A. Meeusen	22,948,797	1,779,332	2,262,258
Andrew J. Policano	22,761,363	1,966,766	2,262,258
James F. Stern	24,502,476	225,653	2,262,258
Glen E. Tellock	24,500,465	227,664	2,262,258
Todd J. Teske	21,531,289	3,196,840	2,262,258
Advisory Vote on Executive Compensation.  The shareholders of the Company approved, by advisory vote, the compensation of the Company's named executive officers.  The following is a breakdown of the voting results:
VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
22,902,521	1,662,031	163,577	2,262,258
Advisory Vote on Frequency of the Advisory Vote on Compensation of Our Named Executive Officers.  The following is a breakdown of the voting results on the advisory vote on the frequency of the advisory vote on the compensation of the Company's named executive officers:
3 YEAR	2 YEAR	1 YEAR	ABSTENTIONS	NON-VOTES
10,214,572	179,990	13,817,076	516,491	2,262,258
Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm. The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. The following is a breakdown of the voting results:
VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
26,495,735	472,085	22,567	N/A

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: May 1, 2017	By:	/s/ William R. A. Bergum
William R. A. Bergum
Vice President – General Counsel and
Secretary